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SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JUNE 27, 2005,
AS SUPPLEMENTED BY THE SUPPLEMENT DATED JUNE 30, 2005
(TO PROSPECTUS DATED JUNE 27, 2005)

                                  $323,005,100

                               INDYMAC MBS, INC.
                                   DEPOSITOR

                              [INDYMAC BANK LOGO]
                            SELLER AND MASTER SERVICER

                   INDYMAC INDX MORTGAGE LOAN TRUST 2005-AR11
                                     ISSUER

                             ----------------------

    This Supplement amends the prospectus supplement dated June 27, 2005 as supplemented by the supplement dated June 30, 2005 that has been issued with respect to the IndyMac INDX Mortgage Loan Trust 2005-AR11, Mortgage Pass-Through Certificates, Series 2005-AR11 (the 'CERTIFICATES'), as described below.

          The second roman numeral under the definition 'Senior Principal Distribution Amount' under the heading 'Description of the Certificates -- Principal' on page S-36 of the prospectus supplement is amended and restated in its entirety as follows:

        '(ii)    concurrently,

                 (a)  43.5%, sequentially, to the Class A-1, Class A-2 and
                      Class A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, and

                 (b)  56.5%, concurrently, to the Class A-4, Class A-5 and
                      Class A-6 Certificates, pro rata, until their respective
                      Class Certificate Balances are reduced to zero.'

                             ----------------------

                              MERRILL LYNCH & CO.

                The date of this Supplement is February 15, 2006